Exhibit 5.1

PILLSBURY WINTHROP SHAW PITTMAN LLP

Four Embarcadero Center

San Francisco, CA 94111

August 4, 2015

Headwaters Incorporated

10701 South River Front Parkway, Suite 300

South Jordan, UT 84095

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for Headwaters Incorporated, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933 (the “Act”) of an indeterminate initial offering amount of the following securities of the Company: (a) shares of common stock, par value $0.001 per share (“Common Stock”), (b) shares of preferred stock, par value $0.001 per share (“Preferred Stock”), in one or more series, (c) depositary shares evidenced by depositary receipts, each representing fractional interests in Preferred Stock (“Depositary Shares”), (d) senior or subordinated debt securities (“Debt Securities”), (e) guarantees of Debt Securities (the “Guarantees”) by certain subsidiaries of the Company listed on Schedule 1 hereto (collectively, the “Guarantors”) (f) options, warrants and other rights to purchase shares of Common Stock or Preferred Stock or Debt Securities (“Warrants”), and (g) units consisting of Common Stock, Preferred Stock, Debt Securities or Warrants, or any combination thereof, in one or more series (“Units”).  The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Guarantees, Warrants and Units are collectively referred to herein as the “Securities.”  The Debt Securities and the Guarantees will be issued under an Indenture in substantially the form of Exhibit 4.1 to the Registration Statement (the “Indenture”) to be entered into between the Company, the Guarantors and a trustee to be identified in the Indenture (the “Trustee”).

We have reviewed the Registration Statement and such other agreements, documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for this opinion. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that

1.                                      With respect to the Common Stock, when the Board of Directors of the Company or a duly authorized committee of such Board (such Board of Directors or committee being referred to herein as the “Board”) has taken all necessary corporate action to approve the issuance and establish the terms of the offering of shares of the Common Stock and related matters and when such shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with such Board action, such shares of Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion, exchange or exercise as approved by the Board) will be duly authorized, validly issued, fully paid and nonassessable.

2.                                      With respect to the Preferred Stock, when the Board has taken all necessary corporate action to approve the issuance and establish the terms of any particular series of Preferred Stock, the offering thereof and related matters, including the filing of a certificate of designations conforming to the General Corporation Law of the State of Delaware regarding such series of Preferred Stock with the Secretary of State of the State of Delaware, and when shares of such series of Preferred Stock have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with such Board action, such shares of such series of Preferred Stock (including any shares of such series of Preferred Stock duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion, exchange or exercise as approved by the Board) will be duly authorized, legally issued, fully paid and nonassessable.

3.                                      With respect to any of the Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and establish the terms of the series of Preferred Stock to be issued in connection therewith, the offering of such Depositary Shares in such series of Preferred Stock, and related matters, including the filing of a certificate of designations conforming to the General Corporation Law of the State of Delaware regarding the Preferred Stock with the Secretary of State of the State of Delaware, (b) a deposit agreement has been duly authorized, executed and delivered by the Company and a bank or trust company to be selected by the Company, as depositary (a “Deposit Agreement”), which Deposit Agreement establishes the terms of the Depositary Shares and their issuance and sale, (c) the shares of such series of Preferred Stock have been deposited with such depositary in accordance with such Deposit Agreement, (d) such shares of such series of Preferred Stock have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Board action, and (e) receipts (“Receipts”) evidencing Depositary Shares are duly issued against the deposit of such series of Preferred Stock in accordance with such Deposit Agreement, such Depositary Shares will be duly authorized, validly issued, fully paid and nonassessable and such Receipts will be duly authorized and validly issued and entitle the holders thereof to the rights specified in such Deposit Agreement.

4.                                      With respect to any of the Debt Securities, when (a) the Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939, (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Debt Securities, the terms of the offering and related matters, (c) such Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture, and (d) such Debt Securities have been issued and sold in the manner contemplated by the Registration Statement and in accordance with the Indenture, such Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion, exchange or exercise as approved by the Board) will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.                                      With respect to any of the Guarantees, when (a) the Indenture has been duly authorized, executed and delivered by the Company and the Guarantors and duly qualified under the Trust Indenture Act of 1939, (b) the Board and the Board of Directors or other governing body of each Guarantor, as applicable, has taken all necessary corporate action to approve the issuance and establish the terms of such Guarantees, the terms of the offering and related matters, (c) such Guarantees have been duly executed and authenticated in accordance with the terms of the Indenture, and (d) such Guarantees have been issued and sold in the manner contemplated by the Registration Statement and in accordance with the Indenture, such Guarantees will constitute the valid and legally binding obligations of each Guarantor, enforceable against such Guarantor in accordance with their terms.

6.                                      With respect to any of the Warrants, when (a) one or more agreements incorporating the terms and other provisions thereof has been duly executed and delivered by the Company and a warrant agent (a “Warrant Agreement”), (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Warrants, the terms of the offering of such Warrants, and related matters, (c) the Warrant certificates have been duly executed and authenticated or countersigned in accordance with the terms of such Warrant Agreement, and (d) such Warrants have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Warrant Agreement, such Warrants will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.                                      With respect to any of the Units, when (a) one or more agreements incorporating the terms and other provisions thereof has been duly executed and delivered by the Company and a unit agent (a “Unit Agreement”), (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Units, the terms of the offering of such Units, and related matters, (c) such Units have been duly executed and authenticated in accordance with the terms of the appropriate Unit Agreement, and (d) such Units have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Unit Agreement, such Units will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth above are subject to and limited by the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance and transfer, receivership, conservatorship, arrangement, moratorium and other similar laws affecting or relating to the rights of creditors generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) requirements of reasonableness, good faith, materiality and fair dealing and the discretion of the court before which any proceeding therefor may be brought.

In connection with the opinions expressed in paragraphs 4 through 7 above, we have assumed that at or prior to the time of the delivery of any of the Securities (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will be effective under the Act and a Prospectus Supplement relating to the offer and sale of such Securities to the Prospectus forming a part of the Registration Statement will have been prepared and filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Act, (b) in the case of the issuance of the Common Stock or the Preferred Stock, the Company will have a sufficient number of authorized but unissued shares thereof under the Certificate of Incorporation of the Company at the time of such issuance, (c) the Board shall not have rescinded or otherwise modified the authorization of such Securities, and (d) neither the establishment of any terms of such Securities after the date hereof nor the issuance and delivery of, or the performance of the Company’s obligations under, such Securities will require any authorization, consent, approval or license of or exemption from, or registration or filing with, or report or notice to, any governmental unit, agency, commission, department or other authority (a “Governmental Approval”) or violate or conflict with, result in a breach of, or constitute a default under, (i) any agreement or instrument to which the Company or any of its affiliates is a party or by which the Company or any of its affiliates or any of their respective properties may be bound, (ii) any Governmental Approval that may be applicable to the Company or any of its affiliates or any of their respective properties, (iii) any order, decision, judgment or decree that may be applicable to the Company or any of its affiliates or any of their respective properties or (iv) any applicable law (other than the General Corporation Law of the State of Delaware and the law of the States of New York and Texas in each case as in effect on the date hereof).

The opinions set forth in this letter are limited to the General Corporation Law of the State of Delaware and the law of the States of New York and Texas, in each case as in effect on the date hereof.  Insofar as the opinions expressed herein relate to or are dependent upon the laws of other jurisdictions, with your permission and consent, we have relied exclusively on the following, subject to the assumptions, limitations and qualifications set forth therein: (i) with respect to the law of the State of Michigan, the opinion of Daniel R. Shemke, P.C. dated August 4, 2015, (ii) with respect to the law of the State of Ohio, the opinion of Wegman, Hessler & Vanderburg dated August 4, 2015, (iii) with respect to the law of the State of South Carolina, the opinion of Rogers, Townsend & Thomas, PC dated August 4, 2015 and (iv) with respect to the law of the State of Utah, the opinion of Harlan M. Hatfield, Esq., the General Counsel of the Company, dated August 4, 2015.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP

Schedule 1

Atlantic Shutter Systems, Inc., a South Carolina corporation

Chihuahua Stone, LLC, a Utah limited liability company

Dutch Quality Stone, Inc., an Ohio corporation

Eldorado SC-Acquisition Co., a Utah corporation

Eldorado Stone Acquisition Co., LLC, a Utah limited liability company

Eldorado Stone Funding Co., LLC, a Utah limited liability company

Eldorado Stone LLC, a Delaware limited liability company

Eldorado Stone Operations, LLC, a Utah limited liability company

FlexCrete Building Systems, L.C. , a Utah limited liability company

Gerard Roof Products, LLC, a Utah limited liability company

Global Climate Reserve Corporation, a Utah corporation

HCM Louisiana, LLC, a Utah limited liability company

HCM Stone, LLC, a Utah limited liability company

HCM Utah, LLC, a Utah limited liability company

Headwaters Construction Materials, Inc., a Utah corporation

Headwaters Construction Materials, LLC, a Texas limited liability company

Headwaters Energy Services Corp., a Utah corporation

Headwaters Ethanol Operators, LLC, a Utah limited liability company

Headwaters Heavy Oil, LLC, a Utah limited liability company

Headwaters Plant Services, Inc., a Utah corporation

Headwaters Resources, Inc., a Utah corporation

Headwaters Services Corporation, a Utah corporation

Headwaters Technology Innovation Group, Inc., a Utah corporation

HES Ethanol Holdings, LLC, a Utah limited liability company

L-B Stone, LLC, a Utah limited liability company

Quarry Stone, LLC, a Utah limited liability company

Stonecraft Manufacturing, LLC, an Ohio limited liability company

Tapco International Corporation, a Michigan corporation